EXECUTION VERSION

Exhibit 10.1

SECOND FORBEARANCE AGREEMENT, LIMITED WAIVER AND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND FORBEARANCE AGREEMENT, LIMITED WAIVER AND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of April 7, 2010, by and among Medical Staffing Network, Inc., a Delaware corporation (“Borrower”), Medical Staffing Holdings, LLC, a Delaware limited liability company (“MSH”), Medical Staffing Network Holdings, Inc., a Delaware corporation (together with MSH, “Holdings”), each subsidiary of Borrower party hereto (collectively with Holdings, the “Guarantors” and, together with Holdings and Borrower, the “Loan Parties”), the financial institutions party hereto, as Lenders under the Credit Agreement (as hereinafter defined) (collectively, the “Lenders”), and General Electric Capital Corporation, individually as a Lender (“GECC”) and as administrative agent for the Lenders (in such capacity, “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement (as hereinafter defined).

RECITALS

A. Borrower, Holdings, Agent, Lenders and the other parties party thereto are parties to that certain Amended and Restated Credit Agreement, dated as of March 12, 2009 (as has been or may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, Lenders agreed, subject to the terms and conditions set forth in the Credit Agreement, to make certain loans and other financial accommodations to Borrower.

B. Borrower, Holdings, Agent, Lenders and the other parties party thereto were parties to that certain Forbearance Agreement to Amended and Restated Credit Agreement, dated as of December 18, 2009 (as has been or may be further amended, restated, supplemented or otherwise modified from time to time, the “First Forbearance Agreement”), which expired in accordance with its terms on February 1, 2010.

C. As of the date hereof, the Events of Default identified as “Current Defaults” on Exhibit A hereto have occurred and are continuing (collectively, the “Current Defaults”) and the Events of Default identified as “Anticipated Defaults” on Exhibit A hereto are expected to occur prior to the expiration of the Forbearance Period (as hereinafter defined) (collectively, the “Anticipated Defaults,” and together with the Current Defaults, the “Specified Defaults”).

D. Borrower has requested that during the Forbearance Period (as hereinafter defined), Agent and Lenders (sometimes referred to herein individually as a “Lender Party,” and collectively as the “Lender Parties”) agree to forbear from exercising certain of their default-related rights and remedies against Borrower and the other Loan Parties with respect to the Specified Defaults, notwithstanding the existence of the Specified Defaults and subject to the terms and conditions set forth herein.

E. Subject to the terms and conditions set forth herein, the Lender Parties have agreed to forbear from exercising certain of their default-related rights and remedies against Borrower and the other Loan Parties with respect to the Specified Defaults.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Confirmation by Borrower of Obligations and Specified Defaults. Borrower and each other Loan Party acknowledges and agrees that as of April 1, 2010, the aggregate principal balance of the outstanding Obligations under the Credit Agreement is at least $88,550,832.30, and that the respective principal balances of the various Loans as of such date were not less than the following:

Term Loans (including Term PIK Loans)	$82,125,832.30

Revolving Loans (excluding L/C Obligations; but including Revolving PIK Loans)	$0

L/C Obligations	$6,425,000

The foregoing amounts do not include interest, fees, expenses and other amounts which are chargeable or otherwise reimbursable under the Credit Agreement and the other Loan Documents. All of the Obligations, including those set forth above, are currently payable, and none of Borrower and the other Loan Parties have any rights of offset, defenses, claims or counterclaims with respect to any of the Obligations.

(a) Borrower and each other Loan Party acknowledges and agrees that (i) each of the Specified Defaults constitutes a material Event of Default that has occurred and is continuing as of the date hereof, (ii) none of the Current Defaults has been cured as of the date hereof and none of the Anticipated Defaults will be cured during the Forbearance Period, and (iii) except for the Specified Defaults, no other Events of Default have occurred and are continuing as of the date hereof, or are expected to occur during the Forbearance Period, as the case may be. Prior to the effectiveness of this Agreement, each of the Current Defaults (and each Anticipated Default upon its occurrence): (i) relieves the Lender Parties from any obligation to extend any Loan or provide other financial accommodations under the Credit Agreement or other Loan Documents (including consenting to Borrower’s use of cash collateral), and (ii) permits the Lender Parties to, among other things, (A) suspend or terminate any commitment to provide Loans or make other extensions of credit under any or all of the Credit Agreement and the other Loan Documents, (B) accelerate all or any portion of the Obligations, (C) charge the Default Interest rate set forth in Section 2.9(c) of the Credit Agreement with respect to any and all of the Obligations and terminate Borrower’s ability to obtain or maintain Eurodollar Rate Loans, (D) commence any legal or other action to collect any or all of the Obligations from Borrower, any other Loan Party and/or any Collateral or any other property as to which any other Person granted any or all of the Lender Parties a security interest therein as security for the Obligations or any guaranty thereof (collectively, the “Other Collateral”), (E) foreclose or otherwise realize on any or all of the Collateral and Other Collateral, and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral and Other Collateral, and/or (F) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, the other Loan Documents or applicable law.

SECTION 2. Forbearance; Forbearance Default Rights and Remedies.

(a) Effective as of the Forbearance Effective Date (as hereinafter defined), each of the Lender Parties agrees that until the expiration or termination of the Forbearance Period (as hereinafter defined), it will temporarily forbear from exercising its default-related rights and remedies against Borrower or any other Loan Party solely with respect to the Specified Defaults; provided, however, (i) the Obligations shall bear interest at the above referenced Default Interest rate, with the additional amounts payable as a result of the occurrence and continuance of the Specified Defaults being, at the option of Borrower, payable-in-kind, (ii) other than Revolving Loans, which shall be made only in accordance with Section 3(e) of this Agreement, the Lender Parties shall have no obligation to make any further Loans or other extensions of credit to Borrower or any other Loan Party, (iii) Borrower and each other Loan Party shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Credit Agreement or any of the other Loan Documents during the continuance of any Event of Default, including, without limitation, any limitations, restrictions or prohibitions against payments by (x) Borrower or any other Loan Party, (y) any Affiliate of Borrower or any other Loan Party or (z) any direct or indirect owner of an equity interest in the Borrower, any other Loan Party or any Affiliate of any of the foregoing, (iv) nothing herein shall restrict, impair or otherwise affect any Lender Party’s rights and remedies under any agreements (including, without limitation, the Intercreditor Agreement) containing subordination provisions in favor of any or all of the Lender Parties (including, without limitation, any rights or remedies available to the Lender Parties as a result of the occurrence or continuation of any Specified Default) or amend or modify any provision thereof, and (v) nothing herein shall restrict, impair or otherwise affect Agent’s right (A) to file, record, publish or deliver a notice of default or document of similar effect under any state foreclosure law or (B) to deliver a reservation of rights letter to Borrower and/or any of its Affiliates. As used herein, the term “Forbearance Period” shall mean the period beginning on the date on which a Specified Default continuing on the date hereof shall have first occurred (the “Forbearance Effective Date”) and ending on the earlier to occur of (the occurrence of clause (i) or (ii), a “Termination Event”): (i) the occurrence of any Forbearance Default (as hereinafter defined) and (ii) May 7, 2010; provided, however, that the date set forth in this clause (ii) may be extended with the consent of the Required Lenders, on or prior to such date, for one additional period of up to thirty (30) days. As used herein, the term “Forbearance Default” shall mean (A) the occurrence of any Event of Default other than the Specified Defaults, (B) the failure of Borrower or any other Loan Party to timely comply with any term, condition, or covenant set forth in this Agreement, (C) the failure of any representation or warranty made by Borrower or any other Loan Party under or in connection with this Agreement to be true and complete as of the date when made or any other breach of any such representation or warranty, (D) any occurrence, event or change in facts or circumstances occurring on or after the Forbearance Effective Date that would have a Material Adverse Effect on Borrower or any other Loan Party, or their financial condition, business, prospects or assets or (E) the commencement and continuation of the “Standstill Period” (under and as defined in the Intercreditor Agreement) for a period of thirty (30) days or any exercise of rights or remedies by the Second Lien Agent or any lender under the Second Lien Facility. Any Forbearance Default shall constitute an immediate Event of Default under the Credit Agreement and other Loan Documents.

(b) Upon the occurrence of a Termination Event, the agreement of the Lender Parties hereunder to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which Borrower and the other Loan Parties each waives. Borrower and the other Loan Parties each agrees that any or all of the Lender Parties may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Credit Agreement, any other Loan Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Specified Defaults. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Lender Parties may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) suspend or terminate any commitment to provide Loans or other extensions of credit under any or all of the Credit Agreement and other Loan Documents, (ii) continue to charge interest on any or all of the Obligations at the Default Interest rate, (iii) commence any legal or other action to collect any or all of the Obligations from Borrower, any other Loan Party, any Collateral and/or Other Collateral, (iv) foreclose or otherwise realize on any or all of the Collateral and Other Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations, any or all of the Collateral and Other Collateral, and (v) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, any other Loan Documents and/or applicable law, all of which rights and remedies are fully reserved by the Lender Parties.

(c) Any agreement by the Lender Parties to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of each of Agent and the Required Lenders. Borrower and the other Loan Parties each acknowledges that the Lender Parties have not made any assurances concerning any possibility of an extension of the Forbearance Period.

(d) Borrower and the other Loan Parties each acknowledges and agrees that any Loan or other financial accommodation which any Lender Party makes on or after the Agreement Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in Section 4 hereof and the other covenants, agreements, representations and warranties of Borrower and the other Loan Parties hereunder.

SECTION 3. Supplemental Terms, Conditions and Covenants During the Forbearance Period

The parties hereto hereby agree to comply with the following terms, conditions and covenants during the Forbearance Period, in each case notwithstanding any provision to the contrary set forth in this Agreement, the Credit Agreement or any other Loan Document:

(a) Agent will (i) continue to engage a professional consulting firm satisfactory to Agent and Lenders (it being acknowledged and agreed by Agent and each undersigned Lender that, without limitation, the consulting firm set forth on Exhibit B hereto is satisfactory to such party), to advise and assist Agent, Agent’s counsel, and Lenders with their on-going assessment of Borrower’s financial performance and its ability to repay the Obligations and (ii) advise Borrower on the general scope of the mandate given to such consulting firm. Agent and Lenders may elect to maintain the confidentiality of any conclusions reached or reports prepared by such consultant and may also provide that the consultant’s conclusions shall be covered by the attorney work-product privilege. Borrower acknowledges and agrees that (A) it is obligated under Section 11.4 of the Credit Agreement to reimburse Agent for any and all reasonable fees and expenses of such consultant and (B) it shall promptly reimburse Agent for such amounts in accordance with such provisions. Borrower hereby agrees that, in furtherance of the foregoing, a representative of such consulting firm shall be permitted to remain on the premises of the Borrower at 901 Yamato Road, Suite 110, Boca Raton, Florida, 33431 during normal business hours throughout the Forbearance Period and shall be given such access to the Borrower’s management and such financial, operating and other data as may be reasonably requested by such representative in connection therewith.

(b) Reporting Requirements. In addition to any and all reporting requirements set forth in the Credit Agreement, the Borrower shall comply with the following additional reporting requirements during the Forbearance Period:

(i) On Tuesday of each week (commencing with the first Tuesday following the date hereof), Borrower shall deliver to the Agent, for the benefit of the Lenders, a report in the form of Exhibit C hereto. Such report shall include, among other things (i) a 13-week cash flow analysis (the “Cash Flow Analysis”) ending the Sunday of the week prior to delivery of the Cash Flow Analysis, (ii) a comparison of the Borrower’s actual cash receipts and disbursements for the immediately preceding week compared to projected cash receipts and disbursements for such week as set forth in the Cash Flow Analysis and (iii) such other financial and operational data that is reasonably requested by Agent.

(ii) On Thursday of each week (commencing with the first Thursday following the date hereof), Borrower shall deliver to the Agent, for the benefit of the Lenders, a consolidated weekly flash report (x) by business group (including a comparison of flash revenue versus budget) and (y) by branch (including a comparison of flash revenue versus budget).

(iii) On Wednesday of each week (commencing on the Wednesday of the week following the first delivery of the report required to be delivered under clause (ii) above), the Borrower shall deliver to the Agent, for the benefit of the Lenders, a report setting forth the aggregate actual hours billed (including subcontractor hours) for the week covered by the report delivered on the preceding Thursday under clause (ii) above.

(iv) The Borrower shall ensure that (x) on or prior to April 23, 2010, Loughlin Meghji + Company (“LM+Co”) shall have made its representatives available for a meeting with the Agent and the Lenders during which LM+Co shall present its assessment of the Borrower’s five year business plan (including 2010 revised projections down to branch level, risks and opportunities, corporate organizational structure and cost-savings initiatives), and (y) on or prior to April 30, 2010, the Agent and the Lenders shall have received LM+Co’s written assessment of the Borrower’s five year business plan in a form reasonably satisfactory to the Agent.

(c) Each of Borrower and the other Loan Parties shall, and shall cause its officers, directors, employees and advisors to, cooperate fully with Agent in furnishing information as and when reasonably requested by Agent or any other Lender Party regarding the Collateral, Other Collateral or Borrower’s or any other Loan Party’s financial affairs, finances, financial condition, business and operations. Borrower and each other Loan Party authorizes Agent to meet and/or have discussions with any of their officers, directors, employees and advisors from time to time as reasonably requested by Agent to discuss any matters regarding the Collateral, Other Collateral or Borrower’s or any other Loan Party’s financial affairs, finances, financial condition, business and operations, and shall direct and authorize all such persons and entities to fully disclose to Agent all information reasonably requested by Agent regarding the foregoing; provided, however, the foregoing is not intended to and shall not constitute the waiver by the Borrower and the other Loan Parties of their respective attorney-client privileges or their consent to the disclosure of information and data protected by the work product protection doctrine. The Borrower and the other Loan Parties have not and do not authorize their officers, directors, employees and advisors, including, without limitation, the financial advisor retained by Holdings and LM+Co to waive any attorney-client privileges or to disclose information or data protected by the work product protection doctrine. Borrower and the other Loan Parties each waives and releases any such officer, director, employee and advisor from the operation and provisions of any confidentiality agreement with Borrower or other Loan Party, as the case may be, such that such person or entity is not prohibited from providing any of the foregoing information to Agent or any other Lender Party. Without limiting any of the rights accruing to Agent and the Lender Parties under this clause (c), each of Agent and each undersigned Lender Party hereby agrees, solely to assist Borrower in managing the logistical processes related to arranging the cooperation, meetings and discussions contemplated hereby, to make any requests for information, meetings and discussions initially through Robert Adamson, Kevin Little or Jeff Yesner or through LM+Co; provided that, to the extent that (i) such information has not been provided or such meetings or discussions have not been scheduled, in each case within three Business Days of any such request or (ii) such meetings or discussions have not occurred within seven Business Days of any such request, Agent may make any and all such requests in any manner that it deems advisable, in its sole discretion.

(d) At any time during the Forbearance Period, the Borrower shall only make disbursements or expenditures in accordance with the Approved Cash Flow Analysis (as defined below).

(e) Protective Advances. (i) Subject to the limitations set forth below (and notwithstanding anything to the contrary set forth in the Credit Agreement), the Agent is authorized by the Borrower and the Lenders, to make Revolving Loans that are Base Rate Loans to the Borrower from time to time during the Forbearance Period in an amount not to exceed $5,000,000 at any time outstanding (each such Revolving Loan, a “Protective Advance”), at any time that any condition precedent set forth in Section 3.2 of the Credit Agreement has not been satisfied or waived, in order to permit the Borrower to make disbursements in accordance with the Cash Flow Analysis as in effect on the Agreement Effective Date, as the same may be modified from time to time in a manner acceptable to the Administrative Agent (the Cash Flow Analysis as so modified, the “Approved Cash Flow Analysis”). No Protective Advance may be made in a principal amount that would cause the aggregate amount of all Lenders’ Revolving Credit Outstandings to exceed the aggregate amount of all Lenders’ Revolving Credit Commitments then in effect. Each Protective Advance shall be secured, on a super-priority basis, by the Liens in favor of the Collateral Agent on behalf of the Secured Parties in and to the Collateral and shall constitute Obligations under the Credit Agreement. At any time that the conditions precedent set forth in Section 3.2 of the Credit Agreement have been satisfied or waived by the Required Lenders, the Agent may request Revolving Lenders to make a Revolving Loan to repay a Protective Advance. The mechanics for making Protective Advances shall be as set forth in Section 3(g) of this Agreement.

(ii) Notwithstanding anything to the contrary set forth in the Credit Agreement, at any time during which a Protective Advance shall remain outstanding, (A) the Borrower hereby directs the Agent to apply any amounts deposited into the cash management system of Holdings, the Borrower or any Subsidiary against such Protective Advances as a voluntary prepayment thereof, and further (B) any other voluntary prepayment or repayment of principal made in respect of the Loans or any application of proceeds of Collateral shall be applied, in each case, first, to repay such outstanding Protective Advances until such Protective Advances have been repaid in full, and, second, as otherwise contemplated by the Credit Agreement, including specifically Section 2.12(c) thereof. The provisions of this Section 3(e) shall be incorporated into the Credit Agreement as Section 2.19 of the Credit Agreement and shall survive the termination of this Agreement.

(f) Cash Management; Cash Collateral Advances. (i) On or prior to April 9, 2010, the Borrower shall have executed and delivered control agreements in form and substance satisfactory to the Agent establishing the Agent’s control of any Cash Collateral Account of any Loan Party other than any zero-balance, payroll, withholding tax or other fiduciary account, to the extent such control agreement has not been previously delivered.

(ii) Notwithstanding anything to the contrary set forth in the Credit Agreement or herein, at any time (including during the Forbearance Period) the Agent may block the Loan Parties’ access to any Cash Collateral Accounts and may from time to time (and, on a daily basis during the Forbearance Period, shall) direct the relevant financial institutions to transfer any funds in such Cash Collateral Accounts to the Agent for the benefit of the Lenders (a “Cash Sweep”), and the Borrower hereby acknowledges and consents to any such Cash Sweep. Following a Cash Sweep, the Agent shall hold the funds in respect of such Cash Sweep for the benefit of the Lenders; provided that the Required Lenders acknowledge and agree that the Agent shall, and hereby direct the Agent to, make advances of such proceeds to the Borrower (“Cash Collateral Advances”) (i) to permit the Borrower to make the voluntary repayments of the Protective Advances in accordance the direction of the Borrower set forth in Section 3(e) above, (ii) to permit the Borrower to make scheduled payments of principal and interest as required under Sections 2.6 and 2.9 of the Credit Agreement and (iii) for the Borrower’s working capital and general corporate purposes, in each case, solely in accordance with the then current Approved Cash Flow Analysis. No Group Member and no Person claiming on behalf of or through any Group Member shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all Commitments and the payment in full of all Obligations and, in the case of L/C Cash Collateral Accounts, the termination of all outstanding Letters of Credit.

(g) Mechanics for Advances. During the Forbearance Period, the Borrower may request that the Agent make a Protective Advance and/or a Cash Collateral Advance (each, an “Advance”) by delivering written notice in the form of Exhibit D hereto (an “Advance Notice”) to the Agent not later than 12:00 p.m. New York time on the date of the proposed Advance. Each Advance Notice shall set forth (i) in reasonable detail the planned disbursements to be made with the proceeds of such Advance in accordance with the Approved Cash Flow Analysis and (ii) the amount of the requested Protective Advance and/or Cash Collateral Advance; provided that the Borrower shall only be entitled to request a Protective Advance to the extent that the Agent has insufficient funds (as a result of any Cash Sweep) to make such Advance as a Cash Collateral Advance. To the extent not utilized in accordance with the Approved Cash Flow Analysis, the proceeds of any Advance shall be deposited by the Borrower into a Cash Collateral Account subject to the control of the Agent.

(h) Fees. The Borrower shall pay all expenses of the Agent, including the reasonable fees and expenses of Latham & Watkins LLP, special counsel to the Agent and the reasonable fees and expenses of the consulting firm set forth on Exhibit B hereto, in each case, in accordance with the payment schedule previously agreed to by the Agent or such other schedule as the Agent may reasonably request from time to time.

SECTION 4. General Release; Covenant Not to Sue.

(a) In consideration of, among other things, Agent’s and the undersigned Lenders’ execution and delivery of this Agreement, each of Borrower and the other Loan Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the “Claims”), that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all of the Lender Parties, in any capacity, and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Agreement Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among Borrower and the other Loan Parties, on the one hand, and any or all of the Lender Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The receipt by Borrower or any other Loan Party of any Loans or other financial accommodations made by any Lender Party after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing release of all Claims against the Releasees which are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. In entering into this Agreement, Borrower and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section shall survive the termination of this Agreement, the Credit Agreement, the other Loan Documents and payment in full of the Obligations.

(b) Each of Borrower and other Loan Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower or any other Loan Party pursuant to Section 4(a) hereof. If Borrower, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower and other Loan Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

SECTION 5. Representations, Warranties And Covenants Of Borrower and Other Loan Parties. To induce Agent and the undersigned Lenders to execute and deliver this Agreement, each of Borrower and each other Loan Party represents, warrants and covenants that:

(a) The execution, delivery and performance by each of Borrower and the other Loan Parties of this Agreement and all documents and instruments delivered in connection herewith and the Credit Agreement and all other Loan Documents have been duly authorized by such Loan Parties’ respective Boards of Directors, and this Agreement and all documents and instruments delivered in connection herewith and the Credit Agreement and all other Loan Documents are legal, valid and binding obligations of such Loan Parties enforceable against such parties in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b) Except with respect to the Specified Defaults and except as set forth on Schedule I hereto, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Credit Agreement and the other Loan Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;

(c) Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower’s or any other Loan Party’s corporate charter, bylaws, operating agreement, or other governing documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any other Loan Party is a party or by which Borrower or any other Loan Party or any of their respective property is bound;

(d) As of the date hereof, except for the Specified Defaults, no Event of Default has occurred or is continuing under this Agreement, the Credit Agreement or any other Loan Document.

(e) The Lender Parties’ security interests in the Collateral and Other Collateral continue to be valid, binding, and enforceable first-priority security interests which secure the Obligations (subject only to the Permitted Liens) and, to Borrower’s knowledge, no tax or judgment liens are currently of record against Borrower or any other Loan Party;

(f) Except with respect to the Specified Defaults, any misrepresentation of Borrower or any other Loan Party, or any failure of any such party to comply with the covenants, conditions and agreements contained in this Agreement, the Credit Agreement, any other Loan Document or in any other agreement, document or instrument at any time executed and/or delivered by Borrower or any other Loan Party with, to or in favor of any Lender Party shall constitute an immediate Event of Default hereunder, under the Credit Agreement and the other Loan Documents.

(g) Exhibit E hereto identifies each of the Loan Parties’ accounts, sets forth the balances in such accounts as of April 1, 2010 and specifies whether or not a Control Agreement (as defined in the Credit Agreement) has been delivered and is in effect with respect to such account.

(h) The recitals to this Agreement are true and correct.

SECTION 6. Ratification of Liability. Each of Borrower and each Guarantor, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Loan Documents, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which such party is a party, and each such party hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Loan Documents to which it is a party as security for the Obligations under or with respect to the Credit Agreement, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document. Borrower and each Guarantor further agrees and reaffirms that the Loan Documents to which it is a party now apply to all Obligations as defined in the Credit Agreement (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document). Each such party (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and confirmed. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender Party, nor constitute a waiver of any provision of any of the Loan Documents nor constitute a novation of any of the Obligations under the Credit Agreement or other Loan Documents.

SECTION 7. Reference To And Effect Upon The Credit Agreement.

(a) Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and other Loan Documents, and all rights of the Lender Parties and all of the Obligations, shall remain in full force and effect. Each of Borrower and the other Loan Parties hereby confirms that the Credit Agreement and the other Loan Documents are in full force and effect and that neither Borrower nor any other Loan Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Credit Agreement or any other Loan Document.

(b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to make any further Loans or to continue to defer any enforcement action after the occurrence of any Default or Event of Default (including, without limitation, any Forbearance Default), (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Loan Documents, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Documents or any right, power or remedy of any Lender Party, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction, (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, each Lender Party reserves all of its rights, powers, and remedies under the Credit Agreement, the other Loan Documents and applicable law. All of the provisions of the Credit Agreement and the other Loan Documents, including, without limitation, the time of the essence provisions, are hereby reiterated, and if ever waived, are hereby reinstated.

(c) From and after the Agreement Effective Date, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any Loan Document shall mean the Credit Agreement, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d) This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document.

SECTION 8. Construction This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

SECTION 9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement.

SECTION 10. Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SECTION 11. Further Assurances. Borrower and each other Loan Party agrees to, and to cause any other Loan Party to, take all further actions and execute all further documents as Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

SECTION 12. Section Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 13. Notices. All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Credit Agreement.

SECTION 14. Effectiveness. This Agreement shall become effective at the time (the “Agreement Effective Date”) that all of the following conditions precedent have been met (or waived) as determined by Agent in its sole discretion:

(a) Agreement. Agent shall have received duly executed signature pages for this Agreement signed by Agent, the undersigned Lenders, Borrower and other Loan Parties.

(b) Representations and Warranties. The representations and warranties contained herein shall be true and correct, and no Forbearance Default, Default, Event of Default or event which with notice, the passage of time or both would constitute a Forbearance Default and/or an Event of Default, other than the Specified Defaults, shall exist on the date hereof.

(c) Other Corporate Proceedings. All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Agent.

SECTION 15. Assignments; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Borrower, the other Loan Parties, the Lender Parties and their respective successors and assigns; provided, that neither Borrower nor any other Loan Party shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Agreement without the prior written consent of Agent in its sole discretion. No Person other than the parties hereto, and in the case of Section 4 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 4 hereof) are hereby expressly disclaimed.

SECTION 16. Final Agreement. This Agreement, the Credit Agreement, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection therewith (collectively, the “Borrower/Lender Documents”) set forth in full the terms of agreement between the parties hereto and thereto and are intended as the full, complete, and exclusive contracts governing the relationship between such parties, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. No term of the Borrower/Lender Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Agent’s or any Lender’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties hereto.

[Signature pages to follow]

IN WITNESS WHEREOF, this Second Forbearance Agreement, Limited Waiver and Amendment to Amended and Restated Credit Agreement has been executed by the parties hereto as of the date first written above.

MEDICAL STAFFING NETWORK, INC., as Borrower

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

MEDICAL STAFFING HOLDINGS, LLC, as Loan Party

By:	MEDICAL STAFFING NETWORK HOLDINGS, INC. its sole Member

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

MEDICAL STAFFING NETWORK HOLDINGS, INC., as Loan Party

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

SIGNATURE PAGE TO SECOND FORBEARANCE AGREEMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

MSN-ILLINOIS HOLDINGS, INC., as Loan Party

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	Treasurer

MEDICAL STAFFING NETWORK OF ILLINOIS, LLC, as Loan Party

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	Manager

MEDICAL STAFFING NETWORK ASSETS, LLC, as Loan Party

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	Manager

INTELISTAF HOLDINGS, INC., as Loan Party

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	Treasurer

SIGNATURE PAGE TO SECOND FORBEARANCE AGREEMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

INTELISTAF GROUP, INC., as Loan Party

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

INTELISTAF HEALTHCARE, INC., as Loan Party

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

INTELISTAF PARTNERS NO. 1, LLC, as Loan Party

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

INTELISTAF PARTNERS NO. 2, LLC, as Loan Party

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

SIGNATURE PAGE TO SECOND FORBEARANCE AGREEMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

INTELISTAF HEALTHCARE MANAGEMENT, L.P., as Loan Party

By:	INTELISTAF PARTNERS NO. 1, LLC, its General Partner

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

SIGNATURE PAGE TO SECOND FORBEARANCE AGREEMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender

By:	/s/ Jennifer H. Aghazadeh
Name:	Jennifer H. Aghazadeh
Title:	Duly Authorized Signatory

SIGNATURE PAGE TO SECOND FORBEARANCE AGREEMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

Gavrison Credit Investments I LLC,
as a Lender

By:	/s/ Brian Chase
Name:	Brian Chase
Its:	Treasurer

Hewlett-Packard Financial Services Company, as a Lender

By:	/s/ Fernando Garnez-Coludien
Name:	Fernando Garnez-Coludien
Its:	Credit Director

CIFC Funding 2006-I, Ltd. CIFC FUNDING 2006-II, Ltd. as a Lender

By:	/s/ Steve Vaccaro
Name:	Steve Vaccaro
Its:	Co-Chief Investment Officer

Firstlight Funding I Ltd., as a Lender

By:	/s/ Ryan Cascade
Name:	Ryan Cascade
Its:	Duly Authorized Signatory

SIGNATURE PAGE TO SECOND FORBEARANCE AGREEMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

EXHIBIT A (Specified Defaults)

I. Current Defaults

1. Event of Default arising under Section 9.1(c) of the Credit Agreement as a result of the failure of Holdings to comply with the Maximum Consolidated Leverage Ratio financial covenant set forth in Section 5.1 of the Credit Agreement for each applicable twelve consecutive Fiscal Month period ending November 22, 2009 through the February 21, 2010.

2. Event of Default arising under Section 9.1(c) of the Credit Agreement as a result of the failure of Holdings to comply with the Minimum Consolidated Fixed Charge Coverage Ratio financial covenant set forth in Section 5.2 of the Credit Agreement for each applicable twelve consecutive Fiscal Month period ending October 25, 2009 through February 21, 2010.

3. Event of Default arising under Section 9.1(c) of the Credit Agreement as a result of the failure of Holdings to comply with the Minimum Consolidated EBITDA financial covenant set forth in Section 5.4 of the Credit Agreement for each applicable fiscal period ending October 25, 2009 through February 21, 2010.

4. Events of Default arising under Section 9.1(d)(iv) of the Credit Agreement as a result of any “Event of Default” occurring under the Second Lien Credit Agreement on or prior to the date hereof.

II. Anticipated Defaults

1. Events of Default arising under Section 9.1(c) of the Credit Agreement as a result of the failure of Holdings to comply with the Maximum Consolidated Leverage Ratio financial covenant set forth in Section 5.1 of the Credit Agreement for each applicable twelve consecutive Fiscal Month period ending after February 21, 2010 but before the termination of the Forbearance Period.

2. Events of Default arising under Section 9.1(c) of the Credit Agreement as a result of the failure of Holdings to comply with the Minimum Consolidated Fixed Charge Coverage Ratio financial covenant set forth in Section 5.2 of the Credit Agreement for each applicable twelve consecutive Fiscal Month period ending after February 21, 2010 but before the termination of the Forbearance Period.

3. Events of Default arising under Section 9.1(c) of the Credit Agreement as a result of the failure of Holdings to comply with the Minimum Consolidated EBITDA financial covenant set forth in Section 5.4 of the Credit Agreement for each applicable fiscal period ending after February 21, 2010 but before the termination of the Forbearance Period.

(i)

4. Events of Default arising under Section 9.1(d)(iv) of the Credit Agreement as a result of “Event of Default” occurring under the Second Lien Credit Agreement at any time following the date hereof but before the termination of the Forbearance Period.

(ii)